Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Accenture Capital Inc.
Accenture plc
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	3.900% Senior Notes due 2027	Rule 457(o) and Rule 457(r) (l)	$1,100,000,000	99.871%	$1,098,581,000	0.00015310	$168,193
	Other	Guarantee of 3.900% Senior Notes due 2027	Other (2)	—	—	—	—	— (2)
	Debt	4.050% Senior Notes due 2029	Rule 457(o) and Rule 457(r) (l)	$1,200,000,000	99.825%	$1,197,900,000	0.00015310	$183,399
	Other	Guarantee of 4.050% Senior Notes due 2029	Other (2)	—	—	—	—	— (2)
	Debt	4.250% Senior Notes due 2031	Rule 457(o) and Rule 457(r) (l)	$1,200,000,000	99.838%	$1,198,056,000	0.00015310	$183,423
	Other	Guarantee of 4.250% Senior Notes due 2031	Other (2)	—	—	—	—	— (2)
	Debt	4.500% Senior Notes due 2034	Rule 457(o) and Rule 457(r) (l)	$1,500,000,000	99.896%	$1,498,440,000	0.00015310	$229,412
	Other	Guarantee of 4.500% Senior Notes due 2034	Other (2)	—	—	—	—	— (2)

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$4,992,977,000		$764,427

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$764,427

(1)
This filing fee table shall be deemed to update the “Calculation of Filing Fee Tables” in the registrants’ Registration Statement on Form S-3ASR (File Nos. 333-282399 and 333-282399-02) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Accenture plc will fully and unconditionally guarantee the 3.900% Senior Notes due 2027, 4.050% Senior Notes due 2029, 4.250% Senior Notes due 2031 and 4.500% Senior Notes due 2034, each issued by Accenture Capital Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to each such guarantee.